UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

Revolution Medicines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39219	47-2029180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Saginaw Drive
Redwood City, California 94063
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 481-6801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RVMD	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 1, 2021, Revolution Medicines, Inc. (the “Company”) entered into a Third Amendment to Lease (the “Third Amendment”) with HCP LS Redwood City, LLC (the “Landlord”), which amends that certain lease dated January 15, 2015 with the Landlord, as twice amended (the “Lease”), to lease an additional 41,445 square feet (the “800 Building”) of office, laboratory, and research and development space located at 800 Saginaw Drive, Redwood City, California (together with the premises previously leased under the Lease, the “Premises”), and to extend the lease term of the portion of the Premises located at 700 Saginaw Drive, Redwood City, California (the “700 Building”) and 300 Saginaw Drive, Redwood City, California (the “300 Building”). The Company previously entered into a Second Amendment to the Lease on April 17, 2020 (the “Second Amendment”), to lease an additional 19,484 square feet of office, laboratory, and research and development space for the 300 Building.

Under the Third Amendment, the term of the lease for the portion of the Premises located at the 800 Building is anticipated to commence on November 7, 2021 and expire on November 30, 2033, and the lease expiration dates for the 700 Building and 300 Building were extended from December 31, 2030 to November 30, 2033 (the “Lease Extension Period”). The Company has an option to extend the lease term for the entire Premises by an additional ten years beyond the end of the Lease Extension Period (the “Option Term”).

The annual base rent for the lease of the portion of the Premises located at the 800 Building is approximately $2.685 million until November 30, 2022, after which the annual base rent will increase by approximately 3.5% in each subsequent year of the lease term. The annual base rent for the 300 Building and 700 Building remains unchanged through the previous lease term expiration date under the Second Amendment. As of the commencement of the Lease Extension Period, the annual base rent of the 700 Building will be approximately $3.565 million and will thereafter increase by 3.5% annually on each May 1 during the Lease Extension Period, and the annual base rent of the 300 Building will be approximately $1.715 million and will thereafter increase by 3.5% annually on each January 1 during the Lease Extension Period. The Company will also continue to be responsible for payment of its pro-rata share of operating expenses and taxes for the Premises.

The Third Amendment also provides for two months of abatement of the monthly base rent for the 800 Building, from December 1, 2021 through January 30, 2022. Under the Third Amendment, the Lease continues to provide for annual base rent during the Option Term, if any, to be calculated based on a fair market rental rate as determined in the Lease.

The foregoing description of the material terms of the Third Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Third Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTION MEDICINES, INC.

Date: November 4, 2021	By:	/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D. President and Chief Executive Officer